Exhibit 23.1

August 10,  2005

U.S.  Securities  and  Exchange  Commission
Division  of  Corporate  Finance
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

                         CONSENT  OF  INDEPENDENT  AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of Xtreme Companies, Inc. of our report dated April 13, 2005 for the years ended December 31, 2004 and 2003, and to all references to our firm included in this Registration Statement.

/s/Michael  Johnson  &  Co,  LLC
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Michael  Johnson  &  Co,  LLC
Denver,  Colorado
August 24,  2005